Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is, and that all subsequent amendments to this statement on Schedule 13G (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge that each shall be responsible for the timely filing of this Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning them or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that they or it knows or has reason to believe that such information is inaccurate.

HG Vora Capital Management, LLC
By:	/s/ Parag Vora
Title:	Manager
Date:	August 14, 2026

Parag Vora
By:	/s/ Parag Vora
Title:	Self
Date:	August 14, 2026